EXHIBIT 5

          INTERNAL REVENUE SERVICE DETERMINATION LETTER


DEPARTMENT OF THE TREASURY                   Letter 835C
INTERNAL REVENUE SERVICE
P. O. Box 2508
Cincinnati, OH  45201


     [June 15, 1987]

Worthington Industries, Inc.
1205 Dearborn Dr.
Columbus, OH  43085

    District Office Code and
         Case Serial Number:       316182053EP
                Name of Plan       Deferred Profit Sharing Plan
           Application Form:       #5301
Employer Identification Number:    31-4407647
                 Plan Number       #001
                File Number:       310001146

Dear Applicant:

     Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

     Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

     The enclosed document describes the impact of Notice 86-13 and some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your or your representative's letter dated March 24, 1987. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     All correspondence should be sent to the address on the front of this letter.

     If you have any questions, please contact J. Walsh at 684-
3241.

                              Sincerely yours,

                              /s/H. M. Browning
                              H. M. Browning
                              District Director
Enclosure(s):
Publication 794
QPWBP 515